EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (Nos. 333-146628, 333-151287, and 333-198875) on Form S-8 and Registration Statement (No. 333-191580) on Form S-3 of American DG Energy Inc. of our report dated March 31, 2015, relating to our audit of the consolidated financial statements, which appear on this Annual Report on Form 10-K, of American DG Energy, Inc. for the year ended December 31, 2014.

/s/ WOLF & COMPANY
Wolf & Company

Boston, Massachusetts
March 31, 2015

EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-146628, 333-151287, and 333-198875) on Form S-8 and Registration Statement (No. 333-191580) on Form S-3 of American DG Energy Inc. of our report dated April 9, 2014, relating to our audit of the consolidated financial statements as of and for the year ended December 31, 2013, which appear in this Annual Report on Form 10-K of American DG Energy, Inc. for the year ended December 31, 2014.

/s/ McGladrey LLP

Boston, Massachusetts
March 31, 2015